Exhibit 99.1

RUBICON TECHNOLOGY, INC. REPORTS FIRST QUARTER

2012 RESULTS OF OPERATIONS

Bensenville, Ill – May 8, 2012— Rubicon Technology, Inc. (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, RFIC, semiconductor, and optical industries, today reported financial results for its first quarter ended March 31, 2012.

The Company reported revenue of $10.2 million and a loss of $0.15 per share for the first quarter. While the LED market is beginning to rebound, demand for sapphire substrates from that market remained weak in the quarter, resulting in a sequential decrease in revenue. Rubicon reported a sequential increase in revenue from the Silicon-on- Sapphire (“SoS”) market as SoS technology appears to be gaining market share.

Gross profit in the first quarter was negative, at $3.4 million, primarily as a result of the previously disclosed scrap expense of $1.8 million and underutilization of the Company’s fabrication and polishing operations. The Company’s operating loss was partially offset by a tax benefit, resulting in a first-quarter after-tax loss of $0.15 per share.

Raja Parvez, President and CEO of Rubicon Technology, commented, “As expected, market conditions remained challenging in the first quarter. Orders for two- through four-inch diameter products improved during the quarter but pricing remained low. For six-inch wafers, the SoS business was strong but, shipments to the LED market were limited due to excess inventory at a key customer. As we previously disclosed, shipments to this customer are scheduled to resume at the end of the second quarter.”

The Company ended the first quarter with $55.0 million in cash and short-term investments and no debt, unchanged from the prior quarter end, due to strong accounts receivable collections and limited capital expenditures.

Second Quarter 2012 Guidance

Commenting on the outlook for the second quarter of 2012, Mr. Parvez said, “We expect revenue in the second quarter of between $15 and $18 million. With the improvement in the LED market, we expect to ship a record volume of two- through four-inch cores into that market in the second quarter. However, we expect core pricing to remain low in the second quarter and to begin to improve in the second half as sapphire inventory levels decline. Revenue from six-inch polished wafers should begin to improve in the second quarter, and we have good visibility on stronger six-inch polished wafer growth in both the LED and SoS markets in the second half. However, underutilization of our slicing and polishing operations and low core pricing will pressure margins in the second quarter, and we expect a loss of $0.10 to $0.14 per share for the quarter, assuming a share count of 22.5 million and a tax benefit at a rate of approximately 40%.”

Mr. Parvez continued, “We continue to invest in extending our vertical integration, including raw material preparation and wafer patterning, as we believe that our ability to control quality and cost through the entire sapphire production process is a key differentiator for Rubicon that will enable us to maintain our leadership in this market.”

Conference Call Details

Rubicon will host a conference call at 5:00 p.m. Eastern time on May 8, 2012 to review the first-quarter 2012 results and the second quarter 2012 outlook. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on through the Investor Relations section of Rubicon’s website at http://www.rubicon-es2.com/index.html. An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m. Eastern time on May 15, 2012, and can be accessed by dialing (888) 286-8010 or (617) 801-6888 (international). Callers should reference conference ID 41388342. The webcast will be archived on the Company’s website.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is an advanced electronic materials provider that is engaged in developing, manufacturing and selling monocrystalline sapphire and other crystalline products for light-emitting diodes (LEDs), radio frequency integrated circuits (RFICs), blue laser diodes, optoelectronics and other optical applications. The Company applies its proprietary crystal growth technology to produce very high-quality sapphire in a form that allows for volume production of various sizes and orientations of substrates and windows. Rubicon is a vertically-integrated manufacturer with capabilities in crystal growth, high precision core drilling, wafer slicing, surface lapping, large-diameter polishing and wafer cleaning processes, which the Company employs to convert the bulk crystal into products with the quality and precision specified by its customers. The Company is the world leader in larger diameter sapphire products to support next-generation LED, RFIC and optical window applications.

Further information is available at http://www.rubicon-es2.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the first quarter of 2012, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include managing the expansion of our manufacturing capacity, market acceptance of LED lighting, our ability to adapt to future changes in the LED industry, our successful development and market acceptance of RFIC and other new products, changes in the average selling prices of sapphire products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the company’s forward-looking statements. Any forward-looking statement that the company makes speaks only as of the date of such statement, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

CONTACT:

Dee Johnson

Vice President, Investor Relations

847-457-3426

Rubicon Technology, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	March 31,
	2012	2011
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$14,571	$22,663
Restricted cash	146	541
Short-term investments	40,398	65,372
Accounts receivable	12,292	22,715
Inventories	32,510	11,244
Other current assets	17,663	10,424
Deferred taxes	3,078	—

Total current assets	120,658	132,959
Property and equipment, net	122,560	91,573
Investments	2,000	2,000
Other assets	1,312	993

Total assets	$246,530	$227,525

Liabilities and Stockholders’ Equity
Accounts payable	$6,213	$5,853
Accrued and other current liabilities	2,589	8,895

Total current liabilities	8,802	14,748

Deferred tax liability	12,327	—

Total liabilities	21,129	14,748

Stockholders’ equity	225,401	212,777

Total liabilities and stockholders’ equity	$246,530	$227,525

Rubicon Technology, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands except share and per share amounts)

	Three months ended March 31,
	2012	2011
Revenue	$10,207	$37,970
Cost of goods sold	13,615	13,995

Gross profit (loss)	(3,408)	23,975

General and administrative expenses	2,306	2,921
Sales and marketing expenses	456	377
Research and development expenses	476	427

Total operating expenses	3,238	3,725

Income (loss) from operations	(6,646)	20,250

Other income:
Interest income and other, net	375	81

Income (loss) before income taxes	(6,271)	20,331
Income tax benefit (expense)	2,904	(1,227)

Net income (loss)	$(3,367)	$19,104

Net income (loss) per common share:
Basic	$(0.15)	$0.83
Diluted	$(0.15)	$0.80

Weighted average common shares outstanding used in computing net income per common share:
Basic	22,514,539	22,993,614
Diluted	22,514,539	23,943,644

Rubicon Technology, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended March 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(3,367)	$19,104

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,941	2,021
Other	494	866
Deferred taxes	(2,794)	—
Changes in operating assets and liabilities
Accounts receivable	20,352	(4,039)
Inventories	(9,431)	(77)
Other assets	4,630	(1,705)
Accounts payable	(6,731)	(3,433)
Accrued expenses and other current liabilities	(1,200)	3,496

Net cash provided by operating activities	4,894	16,233

Cash flows from investing activities
Purchases of property and equipment	(4,570)	(11,083)
Proceeds from sales of investments net of purchases of investments	10,172	737

Net cash provided by (used in) investing activities	5,602	(10,346)

Cash flows from financing activities
Other financing activities	47	728

Net cash provided by financing activities	47	728

Effect of foreign exchange rate changes on Cash and cash equivalents	(262)	(25)

Net increase in cash and cash equivalents	10,281	6,590
Cash and cash equivalents, beginning of period	4,290	16,073

Cash and cash equivalents, end of period	$14,571	$22,663